UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2013 (April 29, 2013)

Learning Tree International, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27248	95-3133814
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
1831 Michael Faraday Drive
Reston, Virginia 20190
(Address of principal executive offices)
(703) 709-9119
(Registrant’s Telephone Number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Learning Tree International, Inc. (the “Company”) held on April 29, 2013 (the “Annual Meeting”), the stockholders voted on: (i) the election of three Class III directors to serve for a three-year term ending at the 2016 annual meeting of stockholders, and two Class II directors to serve for the remainder of a three-year term ending at the 2015 annual meeting of stockholders (Proposal 1); (ii) the adoption of a non-binding advisory resolution approving the compensation of the Company’s named executive officers (Proposal 2); and (iii) the ratification of the appointment of BDO USA, LLP as the Company’s independent auditors for the fiscal year ending September 27, 2013 (Proposal 3). These matters were submitted for a vote through the solicitation of proxies. Each of the proposals is described in further detail in the Company’s Definitive Proxy Statement.  Other than the three proposals addressed below and described in the Company’s Definitive Proxy Statement, no other proposal was submitted at the Annual Meeting for stockholder action.  Each of the three proposals that were voted on at the Annual Meeting were approved by the Company’s stockholders.

The results of the votes are set forth below:

Proposal 1 - To elect three Class III directors to serve for a three-year term ending at the 2016 annual meeting of stockholders, and two Class II directors to serve for the remainder of a three-year term ending at the 2015 annual meeting of stockholders.

	For	Withheld	Abstain	Broker Non-Votes
W. Mathew Juechter (Class II)	9,269,635	1,177,464	-	1,238,030
John R. Phillips (Class II)	9,349,990	1,097,109	-	1,238,030
David C. Collins (Class III)	9,350,024	1,097,075	-	1,238,030
Eric R. Garen (Class III)	9,349,990	1,097,109	-	1,238,030
Henri Hodara (Class III)	9,350,024	1,097,075	-	1,238,030

Proposal 2 - To adopt a non-binding advisory resolution approving the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
9,434,069	1,011,885	1,145	1,238,030

Proposal 3 - To ratify the appointment of BDO USA, LLP as the Company’s independent auditors for the fiscal year ending September 27, 2013.

For	Against	Abstain	Broker Non-Votes
11,512,903	169,284	2,942	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEARNING TREE INTERNATIONAL, INC.

Date: May 1, 2013	By:	/s/ MAX SHEVITZ
Max Shevitz President